                                                                    EXHIBIT 99.1

[WHITEHALL LOGO]                                         NEWS RELEASE

================================================================================

                                              For:     Whitehall Jewellers, Inc.
                                              Contact: John R. Desjardins
                                                       Executive Vice President
                                                       TX: 312/762-9751

FOR IMMEDIATE RELEASE

                    WHITEHALL JEWELLERS, INC. REPORTS FOURTH
                      QUARTER NET INCOME OF $1.05 PER SHARE

         Chicago, Illinois, March 5, 2003 - Whitehall Jewellers, Inc. (NYSE:
JWL) today reported financial results for the fourth fiscal quarter and fiscal year ended January 31, 2003.

         For the fourth fiscal quarter ended January 31, 2003, net income was $15.1 million, or $1.05 per diluted share, versus $15.8 million, or $1.07 per diluted share, a year ago. Fourth quarter net income of $1.05 per share compares to analysts' consensus earnings estimate of $0.92 per share. Fourth quarter income from operations was $25.1 million compared to $26.0 million in the fourth fiscal quarter of last year. Comparable store sales decreased 4.0% during the fourth fiscal quarter ended January 31, 2003 versus a comp store sales decrease of 5.4% in the prior year fourth quarter. Total net sales dropped $2.1 million to $128.4 million, versus $130.5 million for the fourth fiscal quarter of 2001.

         For the fiscal year ended January 31, 2003, net income was $10.5 million or $0.70 per diluted share compared to $10.1 million, or $0.69 per diluted share for the fiscal year ended January 31, 2002. Comparable store sales decreased 1.9% for the fiscal year ended January 31, 2003, versus a comparable store sales decrease of 10.7% in fiscal 2001. Total net sales for the fiscal year ended January 31, 2003 increased 0.6% to $341.0 million, versus $338.9 million a year ago.

         Hugh M. Patinkin, Chairman and Chief Executive Officer, commented, "In spite of a challenging sales environment, we are pleased with our execution, both in the field and in our support office."

         As a result of the audit of the Company's fiscal year end financial statements, the Company is making certain intra-year adjustments to its reported results for the first three quarters of fiscal 2002. The adjustments relate to the timing of the recognition of certain allowances and discounts

             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com pertaining to its annual vendor agreements as well as incentives associated with the advantageous purchase of consigned inventory on hand during the fiscal year that should have been included in the weighted average cost of merchandise inventory. During the first three quarters of 2002 such incentives had been recorded by the Company as a direct reduction of cost of sales. In addition, the adjustments made include, to a significantly lesser extent, a cost of sales effect related to the Company's gold consignment arrangement which the Company ended during the third quarter.

         The vendor incentives, allowances and discounts have already been received by the Company. There is no cash impact associated with the quarterly adjustments. The cumulative earnings impact of the adjustments for the first three fiscal quarters was to increase the Company's net loss from $0.29 per share to $0.31 per share, or a difference of $0.02 per share ($258,000). The quarterly impact of these adjustments is to increase net income by $127,000 in the first fiscal quarter, reduce net income by $457,000 in the second fiscal quarter and to reduce net loss by $72,000 in the third fiscal quarter. The Company intends to promptly file amended forms 10-Q giving effect to these adjustments.

         Mr. Patinkin continued, "While we are not giving specific earnings guidance, subject to the state of the economy and the threat of war, we expect earnings to be somewhat lower in the first half of 2003 compared to a strong first half last year. However, as a result of the anticipated impact of certain new sales initiatives, we are cautiously optimistic that earnings should show improvement in the second half of 2003. We continue to be confident about our long term profit growth opportunities once the economy strengthens."

         Today at 10:00 a.m. EST, the Company will host a conference call to review its fiscal 2002 results. The dial-in number is 877/888-7019. Participants are asked to dial-in 10 minutes prior to the conference call. This call will also be broadcast live on the Internet at: http://www.whitehalljewellers.com



             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

         Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 374 stores in 38 states. During fiscal year ended January 31, 2003, the Company opened 17 new stores and closed 11 existing stores. We expect to open 21 new stores in fiscal 2003. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.


This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this report, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this report with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Whitehall Jewellers undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward looking statements contained in this report: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) our ability to execute our business strategy and the related effects on comparable store sales and other results; (3) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (4) the high degree of fourth quarter seasonality of our business; (5) the extent and success of our marketing and promotional programs; (6) personnel costs and the extent to which we are able to retain and attract key personnel; (7) the effects of competition; (8) the availability and cost of consumer credit; (9) relationships with suppliers; (10) our ability to maintain adequate information systems capacity and infrastructure; (11) our leverage and cost of funds and changes in interest rates that may increase such costs; (12) our ability to maintain adequate loss prevention measures; (13) fluctuations in raw material prices, including diamond, gem and gold prices;
(14) the extent and results of our E-commerce strategies and those of others;
(15) regulation affecting the industry generally, including regulation of marketing practices; (16) the successful integration of acquired locations and assets into our existing operations; and (17) the risk factors identified from time to time in our filings with the Securities and Exchange Commission.

                              - tables to follow -



             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

                            WHITEHALL JEWELLERS, INC.
                            STATEMENTS OF OPERATIONS
     FOR THE THREE MONTHS AND TWELVE MONTHS ENDED JANUARY 31, 2003 AND 2002
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               Three Months Ended                    Twelve Months Ended
                                       January 31, 2003   January 31, 2002   January 31, 2003   January 31, 2002
                                       ----------------   ----------------   ----------------   ----------------
Net sales                              $        128,375   $        130,478   $        341,037   $        338,911


Cost of sales (including buying and
occupancy expenses)                              72,872             73,764            212,910            206,574
                                       ----------------   ----------------   ----------------   ----------------
      Gross profit                               55,503             56,714            128,127            132,337


Selling, general and administrative
expenses                                         30,359             30,692            106,790            109,975
                                       ----------------   ----------------   ----------------   ----------------
      Income from operations                     25,144             26,022             21,337             22,362


Interest expense                                  1,050              1,307              4,341              6,902
                                       ----------------   ----------------   ----------------   ----------------
      Income before income taxes                 24,094             24,715             16,996             15,460


Income tax expense                                9,012              8,878              6,469              5,380
                                       ----------------   ----------------   ----------------   ----------------


      Net income                       $         15,082   $         15,837   $         10,527   $         10,080
                                       ================   ================   ================   ================
Basic earnings per share:

      Net income                       $           1.06   $           1.09   $           0.72   $           0.69
                                       ================   ================   ================   ================
      Weighted average common share
      and common share equivalents               14,275             14,593             14,545             14,584
                                       ================   ================   ================   ================

      Diluted earnings per share:
      Net income                       $           1.05   $           1.07   $           0.70   $           0.69
                                       ================   ================   ================   ================
Weighted average common share and
common share equivalents                         14,424             14,849             15,038             14,685
                                       ================   ================   ================   ================

                                    - more -



             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

                            WHITEHALL JEWELLERS, INC.
                                 BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)

                                                       January 31, 2003    January 31, 2002
                                                       ----------------    ----------------
                ASSETS
Current Assets:
       Cash                                            $          2,048    $          2,741
       Accounts receivable, net                                   1,621               1,189
       Merchandise inventories                                  197,859             173,931
       Prepaid expenses                                           1,239                 973
       Prepaid income tax                                            --                  --
       Deferred income taxes, net                                 1,782               2,704
       Deferred financing costs                                     510                 511
                                                       ----------------    ----------------
             Total current assets                               205,059             182,049
Property and equipment, net                                      61,634              63,914
Goodwill                                                          5,662               5,662
Deferred income tax, net                                             --                  --
Deferred financing costs                                            213                 723
                                                       ----------------    ----------------
             Total assets                              $        272,568    $        252,348
                                                       ================    ================

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
       Revolver loans                                  $         94,490    $         35,277
       Current portion of long-term debt                          4,500               5,250
       Accounts payable                                          24,726              56,695
       Customer deposits                                          3,454               3,963
       Accrued payroll                                            3,282               6,270
       Income taxes                                               3,368               3,226
       Other accrued expenses                                    12,090              18,171
                                                       ----------------    ----------------
             Total current liabilities                          145,910             128,852

       Term loan                                                     --               4,500
       Subordinated debt                                            640                 640
       Other long-term liabilities                                3,138               2,660
       Deferred Income Tax                                        3,607               2,012
                                                       ----------------    ----------------
             Total liabilities                                  153,295             138,664

Commitments and contingencies

Stockholders' equity:
       Common stock                                                  18                  17
       Class B common stock                                          --                  --
       Class C common stock                                          --                  --
       Class D common stock                                          --                  --
       Additional paid-in capital                               105,795             103,767
       Accumulated earnings                                      49,397              38,870
                                                       ----------------    ----------------
                                                                155,210             142,654
                                                       ----------------    ----------------
             Less: Treasury stock, at cost
             (3,822,638 and 3,200,209 shares,
             respectively                                       (35,937)            (28,970)
                                                       ----------------    ----------------
             Total stockholders' equity                         119,273             113,684
                                                       ----------------    ----------------
             Total liabilities and stockholders'
             equity                                    $        272,568    $        252,348
                                                       ================    ================



             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com